UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       January 20, 2023

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-23406	43-1665523
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

2991 Oak Grove Road, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (573) 778-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.Completion of Acquisition or Disposition of Assets

Effective January 20, 2023, Southern Missouri Bancorp, Inc. (“Southern Missouri”) completed its previously announced acquisition of Citizens Bancshares Co. (“Citizens”), pursuant to an Agreement and Plan of Merger, dated as of September 20, 2022 (the “Merger Agreement”), by and among Southern Missouri, Southern Missouri Acquisition VI Corp (“Merger Sub”), a wholly owned subsidiary of Southern Missouri, and Citizens, under which Citizens merged with and into Merger Sub, followed by the merger of Merger Sub with and into Southern Missouri (collectively, the “Merger”). Citizens was the parent company of Citizens Bank & Trust Company, which has become a subsidiary of Southern Missouri and is expected to be merged with Southern Bank on February 24, 2023.

As a result of the Merger, each share of Citizens common stock held immediately prior to completion of the Merger is being exchanged for 1.1755 shares of Southern Missouri common stock or $54.93 in cash (as adjusted based on Citizen’s capital and the total number of shares outstanding immediately prior to closing) at the election of the shareholders, subject to the proration and allocation procedures set forth in the Merger Agreement. Southern Missouri paid approximately $131.4 million in Merger consideration, inclusive of cash settlement of Citizens stock options, comprised of stock and cash at a 74:26 ratio.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, included as Exhibit 2.1 to the Current Report on Form 8-K that Southern Missouri filed on September 21, 2022, and incorporated herein by reference. The issuance of shares of Southern Missouri common stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-268110) filed by Southern Missouri with the Securities and Exchange Commission (the “SEC”) and declared effective on November 7, 2022 (the “Registration Statement”). The joint proxy statement/prospectus included in the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Merger Agreement and the transactions contemplated thereby.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 20, 2023, effective upon completion of the merger of Citizens with and into Merger Sub, William Young, the president of Citizens Bank & Trust Company became a director of Southern Missouri and Southern Bank. Mr. Young’s term as a director of Southern Missouri will expire at the 2025 annual meeting of Southern Missouri shareholders. The Board committees to which Mr. Young will be appointed have not yet been determined. The appointment of Mr. Young as a director of Southern Missouri was contemplated by and made in accordance with the Merger Agreement.

As a director of Southern Missouri and Southern Bank, Mr. Young is expected to be entitled to the same general compensation arrangement as is provided to the other non-employee directors of Southern Missouri and Southern Bank. A description of this arrangement is contained under the heading “Compensation of Directors” in Southern Missouri’s definitive proxy statement filed with the SEC on September 26, 2022, and is incorporated herein by reference.

Item 8.01Other Events

On January 20, 2023, Southern Missouri issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits

(a)
Financial statements of businesses acquired.

The financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (this “Report”) no later than 71 days following the date that this Report is required to be filed.

(b)Pro forma financial information.

The pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(c)Not applicable.

(d)Exhibits

Exhibit No.	Exhibit

2.1

Agreement and Plan of Merger by and among Southern Missouri Bancorp, Inc.,

Southern Missouri Acquisition VI Corp. and Citizens Bancshares Co.

dated September 20, 2022 (filed as Exhibit 2.1 to Southern Missouri’s current report on Form 8-K filed on September 21, 2022, and incorporated herein by reference).

99.1 104	Press release dated January 20, 2023 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: January 20, 2023	By:	/s/ Greg A. Steffens
Greg A. Steffens
Chairman and Chief Executive Officer